As filed with the Securities and Exchange Commission on June 13, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Express, Inc.
(Exact name of Registrant as specified in its charter)

__________________________________

Delaware	26-2828128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Express Drive
Columbus, Ohio 43230
(Address of principal executive offices, including zip code)

Express, Inc. 2018 Incentive Compensation Plan
(Full title of the plan)

Lacey J. Bundy, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Express Inc.
1 Express Drive
Columbus, Ohio 43230
(614) 474-4001
(Name, address and telephone number, including area code, of agent for service)

_________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,385,107	$10.30	$45,166,602.10	$5,623.25

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the Express, Inc. 2018 Incentive Compensation Plan (the “Plan”) to reflect stock splits, stock dividends, mergers and other capital changes. The amount to be registered represents (i) 2,400,000 shares of Common Stock initially reserved for future issuance under the Plan and (ii) 1,985,107 shares of Common Stock that remained available for issuance under the Express, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”) immediately prior to stockholder approval of the Plan on June 13, 2018, and will be available for grant under the Plan.

(2)
Estimated pursuant to Rule 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for shares of the registrant’s common stock as reported on the New York Stock Exchange on June 7, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
The documents containing the information specified in Item 1 of Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 of Part I is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are hereby incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, filed with the Commission on April 4, 2018;

(b)The Registrant’s Quarterly Report on Form 10-Q for the thirteen weeks ended May 5, 2018, filed with the Commission on June 13, 2018;

(c)The Registrant’s Current Reports on Form 8-K filed with the Commission on March 14, 2018 (only with respect to Item 8.01) and April 6, 2018; and

(d)The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 4, 2011, including any amendments or reports filed for the purpose of updating such description.

The Registrant also incorporates by reference the information contained in all other documents the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this Registration Statement and prior to the termination of this offering. The information contained in any such document will be considered part of this Registration Statement from the date the document is filed with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Article VIII of the Registrant’s certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders. Article VII of the Registrant’s bylaws provides for indemnification of the Company’s directors and officers to the fullest extent authorized by the DGCL.
The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9. Undertaking

1.	The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 13th day of June, 2018.

EXPRESS, INC.

By:	/s/ Periclis Pericleous
Periclis Pericleous
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Periclis Pericleous and Lacey Bundy, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Date:	June 13, 2018	By:	/s/ David G. Kornberg
David G. Kornberg
President, Chief Executive Officer and Director (Principal Executive Officer)

Date:	June 13, 2018	By:	/s/ Periclis Pericleous
Periclis Pericleous
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date:	June 13, 2018	By:	/s/ Michael G. Archbold
Michael G. Archbold
Director

Date:	June 13, 2018	By:	/s/ Terry Davenport
Terry Davenport
Director

Date:	June 13, 2018	By:	/s/ Michael F. Devine
Michael F. Devine
Director

Date:	June 13, 2018	By:	/s/ Karen Leever
Karen Leever
Director

Date:	June 13, 2018	By:	/s/ Mylle H. Mangum
Mylle H. Mangum
Director

Date:	June 13, 2018	By:	/s/ Peter Swinburn
Peter Swinburn
Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Certificate of Incorporation of Express, Inc. (incorporated by reference to Exhibit 4.1 to Express Inc.’s Registration Statement on Form S-8 (File No. 333-168097), filed with the Commission on July 14, 2010)

4.2	Amended and Restated Bylaws of Express, Inc. (incorporated by reference to Exhibit 3.2 to Express Inc.’s Current Report on Form 8-K (File No. 001-34742), filed with the Commission on June 11, 2013)
5.1*	Opinion of Kirkland & Ellis LLP
10.1*	Express, Inc. 2018 Incentive Compensation Plan
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

* Filed herewith.